Form N-SAR,
Sub-Item 77I
Terms of new or amended securities


Nuveen Municipal Trust
333-14725, 811-07873



On April 5, 2011, under Conformed Submission
Type 497, accession number, 0001193125-11-089185,
a copy of the final prospectus containing a description of the securities of a new series in the Trust, Nuveen Inflation
Protected Municipal Bond Fund
was filed and is incorporated herein
by reference as an exhibit under
Sub-Item 77I of Form N-SAR.